Exhibit 23(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 26, 2006 relating to the financial statements of Old Republic International Corporation Employees Savings and Stock Ownership Plan (“Plan”) as of and for the year ended December 31, 2005, which appears in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2006.

                                                                                                    /s/ PricewaterhouseCoopers LLP

Chicago, Illinois
December 3, 2007